                                                                    EXHIBIT 10.6

                          TNE MASTER FORM OFFICE LEASE


                            11150 Sunset Hills Road
                                Reston, Virginia


   Landlord:              New England Mutual Life Insurance Company

   Tenant:                MLC Group, Inc., a Virginia corporation

   Date:                  July 14, 1993


This Lease consists of four parts:

Part I       Cover Sheet
Part II      Standard Lease Provisions
Part III     Additional Provisions (if any) and
Part IV      Exhibits
             EXHIBIT A - Floor Plan of Premises
             EXHIBIT B - Legal Description of Lot
             EXHIBIT C - Landlord's Notice of Lease Terms Dates
             EXHIBIT D - Tenant Improvements
             EXHIBIT E - Rules and Regulations


Form:        [Property Name]
             [TNE Asset No.]
             [TNE Locator t:\Forms\MASTLEAS.DOC]
             Last Revision Date:  02/22/93

                                     PART I

                                  COVER SHEET

THE TERMS LISTED BELOW SHALL HAVE THE FOLLOWING MEANINGS THROUGHOUT THIS LEASE:

DATE OF LEASE:  July 14, 1993, the date on which the parties have signed this Lease.

LANDLORD:                 New England Mutual Life Insurance Company

TENANT:                   MLC Group, Incorporated, a Virginia Corporation

TENANT'S ADDRESS:         11150 Sunset Hills Road, Suite 240
                          Reston, Virginia  22090

MANAGING AGENT:           The Carey Winston Company

MANAGING AGENT'S
ADDRESS:                  8605 Westwood Center Drive, Suite 500
                          Vienna, Virginia  22182

PREMISES:                 The area consisting of approximately 4,517 rentable
                          square feet located on the first (1st) floor of the Building as shown on Exhibit A attached.

BUILDING:                 The building in which the Premises are located, known
                          as Post Trail Office Building with a street address of 11150 Sunset Hills Road, Reston, Virginia 22070 and consisting of approximately 50,011 square feet.

PROPERTY:                 The Building, other improvements and land (the
                          "Lot"), a legal description of which is Exhibit B attached.

TENANT'S
PERCENTAGE:               9.032% (4,517 rentable square feet in the Premises
                          divided by 50,011 rentable square feet in the Building)


             [INITIALS]                                               [INITIALS]
- -------------------------------------------                 ---------------------------------------------------
         LANDLORD'S INITIALS                                        TENANT'S INITIALS

PERMITTED USES:           Office purposes, and the following additional uses
                          consistent with Paragraph 7.3 (if any):

                          -----------------------------------------------------

                          -----------------------------------------------------

TENANT
IMPROVEMENTS:             See Additional Provisions

SCHEDULED
COMMENCEMENT
DATE:                     September 1, 1993

TERM:                     Five (5) years

BASE RENT:                $12.00 payable as follows

     ----------------------------------------------------------------------------
       MONTHS             RENT PER           ANNUAL RENT         ANNUAL RENT
                            MONTH                                  p.s.f.
     ----------------------------------------------------------------------------
        1-12                  $4,517.00          $54,204.00               $12.00
     ----------------------------------------------------------------------------
        13-24                $4,.652.51          $55,830.12               $12.36
     ----------------------------------------------------------------------------
        25-36                 $4,792.09          $57,505.02               $12.73
     ----------------------------------------------------------------------------
        49-60                 $5,083.92          $61,007.08               $13.51
     ----------------------------------------------------------------------------

SECURITY DEPOSIT:         $10,887.92 - See Additional Provisions

PUBLIC LIABILITY
INSURANCE AMOUNT:         $1,000,000 Combined Single Limit

BROKER(S):                Carey Winston Company
                          CB Commercial

GUARANTOR(S):             [N/A] [INITIALS]
                          ------------------------------------------------





            [INITIALS]                                                [INITIALS]
- -------------------------------------------                 ---------------------------------------------------
         LANDLORD'S INITIALS                                        TENANT'S INITIALS

                 TABLE OF CONTENTS OF STANDARD LEASE PROVISIONS


                                                                                                  Page
ARTICLE I:  PREMISES

1.1   Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.2   Common Areas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II:  TERM

2.1   Commencement Without Tenant Improvements  . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.2   Commencement With Tenant Improvements   . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III:  RENT

3.1   Base Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.2   Additional Rent for Operating Expenses, Taxes, and Capital Costs  . . . . . . . . . . . . .   8

ARTICLE IV:  DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

4.1   Condition of Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
4.2   Delay in Possession   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
4.3   Delivery and Acceptance of Possession   . . . . . . . . . . . . . . . . . . . . . . . . . .   12
4.4   Early Occupancy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE V:  ALTERATIONS AND TENANT'S PERSONAL PROPERTY

5.1   Alterations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
5.2   Tenant's Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE V  LANDLORD'S COVENANTS

6.1   Services Provided by Landlord   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
6.2   Repairs and Maintenance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
6.3   Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
6.4   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE VII:  TENANT'S COVENANTS

7.1   Repairs, Maintenance and Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
7.2   Use   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
7.3   Assignment; Sublease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
7.4   Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
7.5   Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
7.6   Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

7.7   Environmental Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
7.8   Americans With Disabilities Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE VIII:  DEFAULT

8.1   Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
8.2   Remedies of Landlord and Calculation of Damages   . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE IX :  CASUALTY AND EMINENT DOMAIN

9.1   Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
9.2   Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE X:  RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

10.1  Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
10.2  Mortgagee's Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE XI :  GENERAL

11.1  Representations by Tenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
11.2  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
11.3  No Waiver or Oral Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
11.4  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
11.5  Requests by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
11.6  Estoppel Certificate and Financial Statements   . . . . . . . . . . . . . . . . . . . . . .   25
11.7  Waiver of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
11.8  Execution, Prior Agreements and No Representations  . . . . . . . . . . . . . . . . . . . .   25
11.9  Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
11.10 Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
11.11 Applicable Law and Lease Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . .   26
11.12 Costs of Collection, Enforcement and Disputes   . . . . . . . . . . . . . . . . . . . . . .   26
11.13 Holdover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
11.14 Force Majeure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
11.15 Limitation On Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
11.16 Lease not to be Recorded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
11.17 Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
11.18 Guaranty of Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                       PART II STANDARD LEASE PROVISIONS

                              ARTICLE I  PREMISES

          1.1    PREMISES.

                 (a) Demise of Premises. This Lease (the "Lease"') is made and entered into by and between Landlord and Tenant and shall become effective as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, on all of the terms and conditions set forth in this Lease.

                 (b) Measurement. If, as a result of any subsequent measurement by Landlord (which measurement shall be completed in accordance with standard office building measurement practices utilized in the area in which the Building is located), the areas of the Building or the Premises are determined to be more or less than the areas described in the Lease, then all computations of rent and other matters described in the Lease where area is a factor shall be recomputed. All payments required after the date of computation shall be based on the new computations. Until Landlord remeasures the Building and the Premises, all measurements of area contained in the Lease shall be deemed to be correct and binding upon the Landlord and Tenant.

                 (c) Relocation. Landlord reserves the right to relocate the Premises to comparable space within the Building by giving Tenant prior written notice of such intention to relocate; provided, however, that Landlord shall pay all reasonable costs of moving Tenant to such other space.

                 (d) Access to Premises. Landlord shall have reasonable access to the Premises, at any time during the Term, to inspect Tenant's performance hereunder and to perform any acts required of or permitted to Landlord herein, including, without limitation, (i) the right to make any repairs or replacements Landlord deems necessary, (ii) the right to show the Premises to prospective purchasers and mortgagees, and (iii) during the last nine (9) months of the Term, the right to show the Premises to prospective tenants. Landlord shall at all times have a key to the Premises, and Tenant shall not change any existing lock(s), nor install any additional lock(s) without Landlord's prior consent. Except in the case of any emergency, any entry into the Premises by Landlord shall be on reasonable advance notice.

          1.2 COMMON AREAS. Tenant hall have the right to use, in common with other tenants, the Building's common lobbies, corridors, stairways, and elevators necessary for access to the Premises, and the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, and the parking areas for the
Building ("Common Areas").   Tenant's use of the Building parking areas shall
be on an unreserved, non-exclusive basis and solely for Tenant's employees and visitors. Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the Date of Lease. If Landlord grants to any other tenant the exclusive right to use any particular parking spaces, neither Tenant nor its visitors shall use such spaces. Use of the Common Areas shall be only upon the terms set forth at any time by Landlord. Landlord may at any time and in any manner make any changes, additions, improvements, repairs or replacements to the Common Areas that it considers desirable, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities. Such actions of Landlord shall not constitute constructive eviction or give rise to any rent abatement or liability of Landlord to Tenant.

                                ARTICLE II  TERM

          2.1 COMMENCEMENT WITHOUT TENANT IMPROVEMENTS. If Landlord is not obligated to construct Tenant Improvements pursuant to Paragraph 4.1, the Term shall begin on the Scheduled Commencement Date and shall continue for the length of the Term, unless sooner terminated as provided in this Lease.

          2.2 COMMENCEMENT WITH TENANT IMPROVEMENTS. If Landlord is required to construct Tenant Improvements to the Premises pursuant to Paragraph 4.1, the Scheduled Commencement Date shall be only an estimate of the beginning of the Term of this Lease ("Commencement Date") and the actual Commencement Date shall be the first to occur of (i) the date the Premises are offered by Landlord for occupancy following substantial completion of the Tenant Improvements to be constructed by Landlord pursuant to Paragraph 4.1, as reasonably determined by Landlord, and any certificate or approval required by local governmental authority for occupancy of the Premises has been obtained, or (ii) the date Tenant enters into occupancy of the Premises.

         If Landlord is obligated to construct Tenant Improvements pursuant to Paragraph 4.1, the dates upon which the Term shall commence and end shall be confirmed in Landlord's Notice of Lease Term Dates ("Notice"), substantially in the form attached as Exhibit C. Landlord shall deliver the Notice to Tenant after Landlord offers possession of the Premises to Tenant or Tenant enters into occupancy of the Premises. Tenant shall promptly return to Landlord a countersigned original of the Notice, provided that Landlord's failure to deliver the Notice shall not delay the Commencement Date.

                               ARTICLE III  RENT

          3.1    BASE RENT.

                 (a) Payment of Base Rent. Tenant shall pay the Base Rent each month in advance on the first day of each calendar month during the Term. If the Commencement Date is other than the first day of the month, Tenant shall pay a proportionate part of such monthly installment on the Commencement Date. An adjustment in the Base Rent for the last month of the Term shall be made if the Term does not end on the last day of the month. All payments shall be made to Managing Agent at Managing Agent's Address or to such other party or to such other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset. All charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purposes of this Lease, and the words "rent" or "Rent" as used in this Lease shall mean both Base Rent and additional rent unless the context specifically or clearly indicates that only Base Rent is referenced.

                 (b) Late Payments. Tenant acknowledges that the late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord no later than ten (10) calendar days after the rental due date an additional sum equal to 5% of such overdue payment. In addition to such late charge, all such delinquent rent or other sums due to Landlord, including the late charge, shall bear interest beginning on the date such payment was due at the then maximum lawful rate permitted to be charged by Landlord. The notice and cure period provided in Paragraph 8.1(a) does not apply to the foregoing late charges and interest. If payments of any kind are returned for insufficient funds Tenant shall pay to Landlord an additional handling charge of $50.00.

          3.2    ADDITIONAL RENT FOR OPERATING EXPENSES, TAXES, AND CAPITAL
                 COSTS.

                 (a) Additional Rent. For each Comparison Year, Tenant shall pay to Landlord as additional rent the sum of (1) the difference between Comparison Year Operating Expenses and the Base Year Operating Expenses, (2) the difference between the Comparison Year Taxes and the Base Year Taxes and
(3) the Capital Costs, times Tenant's Percentage ("Tenant's Share of
Expenses").

                 (b) Definitions. As used herein, the following terms shall have the following meanings:

                           (i) Base Year. The calendar year in which the lease term commences.

                          (ii) Comparison Year. Each calendar year of the Term after the Base Year

                         (iii) Lease Year. Each successive 12 month period following the Commencement Date

                          (iv) Operating Expenses. The total cost of operation of the Property, including, without limitation, (1) premiums and deductibles for insurance carried with respect to the Property; (2) all costs of supplies, materials, equipment, and utilities used in or related to the operation, maintenance, and repair of the Property or any part thereof (including utilities, unless the cost of any utilities is to be paid separately by the Tenant pursuant to Paragraph 6.1(b)); (3) all labor costs, including without limitation, salaries, wages, payroll and other taxes, unemployment insurance costs, and employee benefits; (4) all maintenance, management, janitorial, inspection, legal, accounting, and service agreement costs related to the operation, maintenance, and repair of the Property or any part thereof, including, without limitation, service contracts with independent contractors. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Operating Expenses shall not include Taxes, leasing commissions; repair costs paid by insurance proceeds or by any tenant or third party; the initial construction cost of the Building or any depreciation thereof; any debt service or costs related to sale or financing of the Property; any capital expenses, except those which normally would be regarded as operating, maintenance or repair costs; tenant improvements provided for any tenant; or any special services rendered to tenants (including Tenant) for which a separate charge is made.

                          (v) Base Year Operating Expenses. Operating Expenses incurred during the Base Year, provided that: (1) in the event that the Building is less than 100% occupied during the Base Year, then in determining the Base Year Operating Expenses, all Operating Expenses that may reasonably be determined to vary in accordance with the occupancy level of the Building, shall be grossed up to reflect 100% occupancy by multiplying the amount of such expenses by a fraction, the numerator of which is the total rentable square feet in the Building and the denominator of which is the average square feet in the Building that is occupied by tenants during the Base Year; and (2) if any extraordinary expenses are incurred during the Base Year which typically are not operations, maintenance, or repair costs of a stabilized property, as reasonably estimated by Landlord, then such expenses shall be excluded from the calculation of Operating Expenses during the Base Year.

                          (vi)    Comparison Year Operating Expenses.
                                  Operating Expenses incurred during the
                                  Comparison Year, provided that: (1) if the Building is less than 100% occupied during the Comparison Year, then in determining the Comparison Year Operating Expenses, all Operating Expenses that may reasonably be determined to vary in accordance with the occupancy level of the Building, shall be grossed up to reflect 100% occupancy by multiplying the amount of such expenses by a fraction, the numerator of which is the total rentable square feet in the Building and the denominator of which is the average square feet in the Building that is occupied by tenants during the Comparison Year; and (2) if any extraordinary expenses are incurred during the Comparison Year which typically are not operations, maintenance, or repair costs of a stabilized property, as reasonably estimated by Landlord, then such expenses shall be excluded from the calculation of Operating Expenses for that Comparison Year.

                          (vii) Taxes. Any form of assessment, rental tax, license tax, business license tax, levy, charge, tax or similar imposition imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage, or other improvement or special assessment district, as against the Property or any part thereof or a any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceedings for abatement thereof, including, without limitation, attorneys' and consultants' fees, and regardless of whether any abatement is obtained. Landlord's income and franchise taxes are excluded from Taxes.

                          (viii) Base Year Taxes. Taxes incurred during the Base Year.

                          (ix) Comparison Year Taxes. Taxes incurred during the Comparison Year.

                          (x) Capital Costs. The annual cost [initials] [,including financing charges] [initials] of any capital improvements to the Property, made by Landlord after the Base Year that are designed to increase safety, to reduce Operating Expenses, or to comply with any governmental law or regulation imposed after initial completion of the Building, amortized over such period as Landlord shall reasonably determine, together with a fixed annual interest rate equal to the Prime Rate plus 2% on the unamortized balance. The Prime Rate shall be the prime rate published in the Wall Street Journal on the date the construction is completed.

                 (c) Estimate of Tenant's Share of Expenses. Before each Comparison Year, and from time to time as Landlord deems appropriate, Landlord shall give Tenant estimates for the coming Comparison Year of Operating Expenses, Taxes, Capital Costs, and Tenant's Share of Expenses. Landlord shall make reasonable efforts to provide estimates fifteen (15) days before the beginning of each Comparison Year. Tenant shall pay one twelfth (1/12) of the estimated amount of Tenant's Share of Expenses with each monthly payment of Base Rent during the Comparison Year. Each Comparison Year, Landlord shall give Tenant a statement (the "Share of Expenses Statement") showing the Operating Expenses, Taxes, and Capital Costs for the prior Comparison Year, a calculation of Tenant's Share of Expenses due for the prior Comparison Year and a summary of amounts already paid by Tenant for the prior Comparison Year. Landlord shall make reasonable efforts to provide the Share of Expenses Statement within one hundred and twenty (120) days after the end of the prior Comparison Year. Any underpayment by Tenant shall be paid to Landlord within thirty (30) days after delivery of the Share of Expenses Statement; any overpayment shall be credited against the next installment of Base Rent due, provided that any overpayment shall be paid to Tenant within thirty (30) days if the Term has ended. No delay by Landlord in providing any Share of Expenses Statement shall be deemed a waiver of Tenant's obligation to pay Tenant's Share of Expenses. Notwithstanding anything contained in this paragraph, the total rent payable by Tenant shall in no event be less than the Base Rent.

                 (d)      Partial Year Calculation.

                          (i) First Comparison Year. In the event the Term did not commence on January 1st of the Base Year, Tenant's Share of Expenses for the first Comparison Year will be proportionately reduced for the portion of the first Lease Year falling in the first Comparison Year.
                                  In this case, Tenant shall pay Landlord
                                  Tenant's Share of Expenses multiplied by a fraction whose numerator equals the number of days between the Commencement Date and December 31 and whose denominator equals 365. (For example, if the Commencement Date is September 1 in the Base Year, Tenant shall pay in the first Comparison Year Tenant's Share of Expenses times 122/365.) In the event the Term commenced on January 1 of the Base Year, Tenant shall pay Landlord in the first Comparison Year Tenant's Share of Expenses.

                          (ii) Last Comparison Year. In the event the Term does not expire on December 31st of the last Comparison Year, Tenant's Share of Expenses shall be proportionately reduced for the portion of the last Comparison Year falling outside of the Term. In this case, Tenant shall pay to Landlord the Tenant's Share of Expenses multiplied by a fraction whose numerator equals the number of days between January 1st and the Lease expiration date and whose denominator equals 365. (For example, if the Lease expiration date is August 31st in the last Comparison Year, Tenant shall pay in the last Comparison Year the Tenant's Share of Expenses times 244/365.)

           ARTICLE IV   DELIVERY OF PREMISES AND TENANT IMPROVEMENTS

          4.1 CONDITION OF PREMISES. Landlord shall deliver the Premises to Tenant in its "as-is" condition unless Landlord is required to construct tenant improvements pursuant to and in accordance with the terms set forth in Exhibit D of this Lease ("Tenant

Improvements"). If Landlord is required to construct Tenant Improvements, such Tenant Improvements shall become and remain the property of the Landlord.

          4.2 DELAY IN POSSESSION. If Landlord is required to construct Tenant Improvements pursuant to Paragraph 4.1, and Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date for any reason whatsoever, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and this Lease shall continue in full force and effect; provided, however, that if Landlord shall not deliver the Premises within one hundred and eighty (180) days after the Commencement Date and the reasons for such delay are under the control of Landlord, then Tenant may cancel this Lease by notice in writing to Landlord within ten (10) days thereafter.

          4.3 DELIVERY AND ACCEPTANCE OF POSSESSION. Tenant shall accept possession and enter in good faith occupancy of the entire Premises and commence the operation of its business therein within thirty (30) days after the Commencement Date. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance and an acknowledgment by Tenant that (i) Tenant has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition, (ii) except as otherwise specifically provided herein, Tenant accepts possession of the Premises in its then existing condition, "as-is", including all patent and latent defects, (iii) Tenant Improvements have been completed in accordance with the terms of this Lease, except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession, and (iv) neither Landlord, nor any of Landlord's agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Lease.

          4.4 EARLY OCCUPANCY. If Landlord agrees in writing to allow Tenant or its contractors to enter the Premises prior to the Commencement Date, Tenant (and its contractors) shall do so upon all of the provisions of this Lease (including Tenant's obligations regarding indemnity and insurance), except those provisions regarding Tenant's obligation to pay Base Rent, which obligation shall commence on the Commencement Date.

             ARTICLE V  ALTERATIONS AND TENANT'S PERSONAL PROPERTY

          5.1    ALTERATIONS.

                 (a) Landlord's Consent. Tenant shall not make any alterations, additions, installations, substitutes or improvements ("Alterations") in and to the Premises without first obtaining Landlord's written consent. Landlord shall not unreasonably withhold or delay its consent; provided, however, that Landlord shall have no obligation to consent to Alterations of a structural nature or alterations that would violate the certificate of occupancy for the Premises or any applicable law, code or ordinance or the terms of any superior lease or mortgage affecting the Property. No consent given by Landlord shall be deemed as a representation or warranty that such Alterations comply with laws, regulations and rules applicable to the Property ("Laws"). Tenant shall pay Landlord's reasonable costs of reviewing or inspecting any proposed Alterations and any other costs that may be incurred by Landlord as a result of such Alterations.

                 (b) Workmanship. All Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors approved by Landlord, and according to plans and specifications previously approved by Landlord. All work shall be done in compliance with all Laws, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building's structure and systems, notwithstanding that Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors. Upon completion of Alterations, Tenant shall provide Landlord with a complete set of "as-built" plans.

                 (c) Mechanics and Other Liens. Tenant shall keep the Property and Tenant's leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens within ten (10) days of their filing. Before commencement of any work, Tenant's contractor shall provide payment, performance and lien indemnity bonds required by Landlord, and Tenant shall provide evidence of such insurance as Landlord may require, naming Landlord as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant.

                 (d) Removal of Alterations. All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant notice, at least thirty (30) days before the end of the Term, to remove any Alterations, Tenant shall remove the Alterations, make any repair required by such removal, and restore the Premises to its original condition.

         5.2     TENANT'S PERSONAL PROPERTY.

                 (a) In General. Tenant may provide and install, and shall maintain in good condition, all trade fixtures, personal property, equipment, furniture and moveable partitions required in the conduct of its business in the Premises. All of Tenant's personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant's property.

                 (b) Landlord's Lien. Tenant hereby pledges and conveys to Landlord a security interest ("Landlord's Lien") in all of tenant's property as collateral security for the full and prompt payment of Base Rent and any additional rent as and when due and the full and faithful performance of Tenant's covenants herein contained. Upon Landlord's request, Tenant will execute and deliver financing statements and other documents reasonably required by Landlord to perfect Landlord's Lien. Tenant also agrees that Landlord's Lien may be enforced by distress sale, foreclosure, or by any other method, and that any and all costs incurred by Landlord by enforcement of this Landlord's Lien shall be payable to Landlord by Tenant. Tenant may not remove Tenant's property from the Premises prior to the end of the Term without Landlord's prior written consent.

                 (c) Payment of Taxes. Tenant shall pay before delinquency all taxes levied against Tenant's personal property or trade fixtures in the Premises and any Alterations installed by or on behalf of Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such increase.

                        ARTICLE V  LANDLORD'S COVENANTS

         6.1     SERVICES PROVIDED BY LANDLORD.

                 (a) Services. Landlord shall provide services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in buildings of a similar design in the area in which the Property is located. Landlord shall provide reasonable additional Building operation services upon reasonable advance request of Tenant at reasonable rates from time to time established by Landlord. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays from 9:00 a.m. to 1:00 p.m.), Sundays and legal state holidays excepted. If Tenant shall require space heating or cooling outside the hours and days above specified, Landlord shall provide service (including reasonable costs and management expenses) in accordance with any advance notice requirements established from time to time by Landlord. Landlord shall provide the services described in this Paragraph 6.1(a) and Tenant shall pay for such services as set forth in Paragraph 3.2.

                 (b) Separately Metered Utilities. The Premises will not be separately metered or submetered as of the Commencement Date, and the costs of utilities shall be included as an Operating Expense. If Landlord has reason to believe that Tenant is using a disproportionate share of any utility, Landlord may, at Landlord's election, and at Landlord's expense, conduct an engineering audit to estimate Tenant's actual use. If such audit determines that Tenant is using more than its proportionate share of any utility, Tenant shall reimburse Landlord for the cost of the audit and Tenant shall pay for any use above its proportionate share as additional rent.

                 (c) Graphics and Signs. Landlord shall provide, at Tenant's expense, identification of Tenant's name and suite numerals at the main entrance door to the Premises. All signs, notices, graphics and decorations of every kind or character which are visible in or from the Common Areas or the exterior of the Premises shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.

                 (d) Right to Cease Providing Services. In case of Force Majeure or in connection with any repairs, alterations or additions to the Property or the Premises, or any other acts required of or permitted to Landlord herein, Landlord may reduce or suspend service of the Building's utilities, facilities or supplies, provided that Landlord shall use reasonable diligence to restore such services, facilities or supplies as soon as possible. No such reduction or suspension shall constitute an actual or constructive eviction or disturbance of Tenant's use or possession of the Premises.

          6.2    REPAIRS AND MAINTENANCE.  Landlord shall repair and maintain
(i) the Common Areas, (ii) the structural portions of the Building, (iii) the exterior walls of the Building (including exterior windows and glazing), (iv) the roof, and (v) the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems serving the Premises, in the manner and to the extent customarily provided by landlords in similar buildings in the area. Tenant shall pay for such repairs as set forth in Paragraph 3.2. If any maintenance, repair or replacement is required because of any act, omission or neglect of duty by Tenant or its agents, employees, invitees or contractors, the cost thereof shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing.

          6.3 QUIET ENJOYMENT. Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions of this Lease.

          6.4 INSURANCE. Landlord shall insure the Property, including the Building and Tenant Improvements and approved Alterations, if any, against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Insurance obtained by Landlord shall not be in lieu of any insurance required to be maintained by Tenant. Landlord shall not carry any insurance on Tenant's Property, and shall not be obligated to repair or replace any of Tenant's Property.

                         ARTICLE VII TENANT'S COVENANTS

          7.1    REPAIRS, MAINTENANCE AND SURRENDER.

                 (a) Repairs and Maintenance. Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises excluding glass in exterior walls. Tenant shall also repair any damage to the rest of the Property, including glass in exterior walls, if such damage is attributable to Tenant's negligence or misuse caused by Tenant or its agents, employees, or invitees, licensees or independent contractors. All repairs shall be made in a workmanlike manner and any replacements or substitutions shall be of a quality, utility, value and condition similar to or better than the replaced or substituted item.

                 (b) Surrender. At the end of the Term, Tenant shall peaceably surrender the Premises in good order, repair and condition, except for reasonable wear and tear, and Tenant shall remove Tenant's Property and (if required by Landlord) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as

Landlord shall determine. Tenant shall be responsible for costs and expenses incurred by Landlord in removing any Alterations and disposing any such abandoned property, making any incidental repairs and replacements to the Premises, and restoring the Premises to its original conditions.

         7.2     USE.

                 (a) General Use. Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used in violation of any law or ordinance or of any certificate of occupancy issued for the Building or the. Premises, or of the Rules and Regulations. Tenant shall not cause, maintain or permit any nuisance in, on or about the Property, or commit or allow any waste in or upon the Property. Tenant shall not use utility services in excess of amounts reasonably determined by Landlord to be within the normal range of demand for the Permitted Uses.

                 (b) Obstructions and Exterior Displays. Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not, except as otherwise previously approved by Landlord, place or permit any signs, decorations, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, that may be visible from outside the Premises. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises.

                 (c) Floor Load. Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by applicable building code.

                 (d) Compliance with Insurance Policies. Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building, or would result in an increase in the premiums thereunder.

                 (e) Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached as Exhibit E (the "Rules and Regulations"), and all modifications thereto as made by Landlord and put into effect from time to time. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of the Rules and Regulations.

          7.3 ASSIGNMENT; SUBLEASE. Tenant shall not assign its rights under this Lease nor sublet the whole or any part of the Premises without Landlord's prior written consent. In the event that Landlord grants such consent, Tenant shall remain primarily liable to Landlord for the payment of all rent and for the full performance of the obligations under this Lease and any excess rents collected by Tenant shall be paid to Landlord. Any assignment or subletting which does not conform with this Paragraph 7.3 shall be void and a default hereunder.

          7.4 INDEMNITY. Tenant, at its expense, shall defend (with counsel satisfactory to Landlord), indemnify and hold harmless Landlord and its agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant's use and occupancy of the Premises or the Property or any activity done or permitted by Tenant in, on, or about the Premises or the Property, (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building. The obligations of Tenant in this Paragraph shall survive the expiration or termination of this Lease.

          7.5 TENANT'S INSURANCE. Tenant shall maintain in responsible companies qualified to do business, in good standing in the state in which the Premises are located and otherwise acceptable to Landlord and at its sole expense the following insurance: (i) comprehensive general liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to the Public Liability Insurance Amount and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located with respect to similar properties, (ii) workers' compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, (iii) property insurance insuring Tenant's Property for the full replacement value of such items and (iv) business interruption insurance. There shall be no deductible for liability policies and a deductible not greater than $5,000 for property insurance policies. Tenant shall deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be
canceled until after thirty (30) days' written notice to Landlord.   All
policies shall be taken out with insurers with a rating of A-IX by Best's and otherwise acceptable to Landlord.

          7.6 PAYMENT OF TAXES. If at any time during the Term, any political subdivision of the state in which the Property is located, or any other governmental authority, levies or assesses against Landlord a tax or excise on rents or other tax (excluding income tax), however described, including but not limited to assessments, charges or fees required to be paid, by way of substitution for or as a supplement to real estate taxes, or any other tax on rent or profits in substitution for or as a supplement to a tax levied against the Property, Building or Landlord's personal property, then Tenant will pay to Landlord as additional rent its proportionate share based on Tenant's Percentage of said tax or excise.

         7.7     ENVIRONMENTAL ASSURANCES.

                 (a)      Covenants.

                          (i)     Tenant shall not cause any Hazardous
                                  Materials to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises unless the same is specifically approved in advance by Landlord in writing other than small quantities of retail, household, and office chemicals customarily sold over-the-counter to the public and which are related to Tenant's Permitted Uses.

                          (ii) Tenant shall comply with all obligations imposed by Environmental Laws, and all other restrictions and regulations upon the use, generation, storage or disposal of Hazardous Materials at, to or from the Premises.

                          (iii) Tenant shall deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of Hazardous Materials at, to or from the Premises and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of Hazardous Materials or of any condition that poses an imminent hazard to the Property, the public or the environment.

                          (iv) Tenant shall complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Premises and its use, generation, storage and disposal of Hazardous Materials at, to or from the Premises.

                          (v) Tenant shall permit entry onto the Premises by Landlord or Landlord's representatives at any reasonable time to verify and monitor Tenant's compliance with its covenants set forth in this Paragraph and to perform other environmental inspections of the Premises.

                          (vi) If Landlord conducts any environmental inspections because it has reason to believe that Tenant's activities have or are likely to result in a violation of Environmental Laws or a release of Hazardous Materials on the Property, then Tenant shall pay to Landlord, as additional rent, the costs incurred by Landlord for such inspections.

                          (vii) Tenant shall cease immediately upon notice from Landlord any activity which violates or creates a risk of violation of any Environmental Laws.

                          (viii) After notice to and approval by Landlord, Tenant shall promptly remove, clean-up, dispose of or otherwise remediate, in accordance with Environmental Laws and good commercial practice, any Hazardous Materials on, under or about the Property resulting from Tenant's activities on the Property.

                 (b) Indemnification. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs, liabilities or losses (including, without limitation, any decrease in the value of the Property, loss or restriction of any area of the Property, and adverse impact of the marketability of the Property or Premises) arising out of Tenant's use, generation, storage or disposal of Hazardous Materials at, to or from the Premises.

                 (c) Definitions. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended; those substances defined as "hazardous substances", "materials", or "wastes" under the law of the state in which the Premises are located; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws ("Environmental Laws"); materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; and radioactive materials.

                 (d) Survival. The obligations of Tenant in this Paragraph shall survive the expiration or termination of this Lease.

          7.8 AMERICANS WITH DISABILITIES ACT. Tenant shall comply with the Americans with Disabilities Act of 1 990 ("ADA") and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                             ARTICLE VIII  DEFAULT

          8.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                 (a) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, that Landlord shall not be required to provide such notice more than twice during the Term with respect to non-payment of Rent, the third such non-payment constituting a default without requirement of notice;

                 (b) The vacating or abandonment of the Premises. [initials] [Provided Tenant has not given Landlord proper notice,] [initials] Tenant shall be deemed to have abandoned the Premises if the Premises remain substantially vacant or unoccupied for a period of thirty (30) days;

                 (c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i) and (ii) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period, diligently prosecutes such cure to completion, and completes such cure no later than sixty (60) days from the date of such notice from Landlord;

                 (d) The failure by Tenant, Guarantor (if any), or any present or future guarantor of all or any portion of Tenant s obligations under this Lease to pay its debts as they become due, or Tenant or any such Guarantor (if any) becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq. (or any similar petition under any insolvency law of any jurisdiction) and such petition is not dismissed within sixty (60) days thereafter, proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or Guarantor (if any); or

                 (e) If the leasehold estate under this Lease or any substantial part of the property or assets of Tenant or of Guarantor of this leasehold is taken by execution, or by other process of law, or is attached or subjected to any involuntary encumbrance if such attachment or other seizure remains undismissed or undischarged for a period of ten business (10) days after the levy thereof.

         8.2     REMEDIES OF LANDLORD AND CALCULATION OF DAMAGES.

                 (a) Remedies. In the event of any default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord may, at its option and without further notice exercise any or all of the following remedies:


                          (i) Terminate the Lease and upon notice to Tenant of termination of the Lease all rights of Tenant hereunder shall thereupon come to an end as fully and completely as if the date such notice is given were the date originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord and Landlord shall have the right, without judicial process, to re-enter the Premises. No such expiration or termination of the Lease shall relieve Tenant of its liability and obligation under the Lease.

                          (ii) Enter the Premises and cure any default by Tenant and in so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, including reasonable attorneys' fees, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest from the date of demand to the date of payment at the maximum lawful rate permitted to be charged by Landlord.

                 (b) Calculation of Damages. If this Lease is terminated as provided in Paragraph 8.2 or otherwise, Tenant, until the end of the Term, or what would have been such Term in the absence of any such event, shall be liable to Landlord, as damages for Tenant's default, for the amount of the Base Rent and all additional rent and other charges which would be payable under this lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting of the Premises actually collected by Landlord after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Base Rent would have been payable as if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant such damages monthly as the same shall arise. In lieu of the foregoing computation of damages, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to the total amount of Base Rent and additional rent reserved in this Lease from the date of default to the date of expiration of the Term discounted at a fixed annual interest rate equal to the Prime Rate plus 2%. The Prime Rate shall be the prime rate published in the Wall Street Journal on the date of Landlord's election to accelerate the rents hereunder. Whether or not the Lease is terminated, Landlord shall in no way be responsible or liable for any failure to relet the Premises or for any failure to collect any rent upon such reletting.

                 (c) No Limitations. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                 (d) Cumulative Remedies. Landlord's remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant's default or threatened default under this Lease, including, without limitation, the remedies of injunction and specific performance.

                    ARTICLE IX  CASUALTY AND EMINENT DOMAIN

         9.1     CASUALTY.

                 (a) Casualty in General. If, during the Term, the Premises, the Building or the Lot, are wholly or partially damaged or destroyed by fire or other casualty, and the casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then Landlord shall, within thirty (30) days of the date of the damage, give Tenant a notice ("Damage Notice") stating whether, according to Landlord's good faith estimate, the damage can be repaired within one hundred eighty (180) days from the date of damage ("Repair Period"), without the payment of overtime or other premiums. The parties' rights and obligations shall then be governed according to whether the casualty is an Insured Casualty or an Uninsured Casualty as set forth in the following Paragraphs.

                 (b) Insured Casualty. If the casualty results from a risk, the loss to Landlord from which is fully covered by insurance maintained by Landlord or for Landlord's benefit (except for any deductible amount), it shall be an "Insured Casualty" and governed by this Paragraph 9.1(b). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, then Landlord shall promptly proceed to make the repairs, this Lease shall remain in full force and effect, and Base Rent shall be reduced, during the period between the casualty and completion of the repairs, in proportion to the portion of the Premises that is inaccessible or unusable during that period and which is, in fact, not utilized by Tenant. Base Rent shall not be reduced by reason of any portion of the Premises being unusable or inaccessible for a period of five (5) business days or less. If the Damage Notice states that the repairs cannot, in Landlord's estimate, be completed within the Repair Period without the payment of overtime or other premiums, then either party may, terminate this Lease by written notice given to the other within thirty (30) days after the giving of the Damage Notice. If either party elects to terminate this Lease, the lease shall terminate as of the date of the occurrence of such damage or destruction and Tenant shall vacate the Premises five (5) business days from the date of the written notice terminating the Lease. If neither party so terminates, then this Lease shall remain in effect, Landlord shall make repairs, and Base Rent shall be proportionately reduced as set forth above during the period when the Premises is inaccessible or unusable and is not used by Tenant.

                 (c) Uninsured Casualty. If the casualty is not an Insured Casualty as set forth in the previous Paragraph, it shall be an "Uninsured Casualty" governed by this Paragraph 9.1 (c). In such event, if the Damage Notice states that the repairs can be completed within the Repair Period without the payment of overtime or other premiums, Landlord may elect, by written notice given to Tenant within thirty (30) days after the Damage Notice, to make the repairs, in which event this Lease shall remain in effect and Base Rent shall be proportionately reduced as set forth above. If Landlord does not so elect to make the repairs, or if the Damage Notice states that the repairs cannot be made within the Repair Period, this Lease stall terminate as of the date of the casualty and Tenant shall vacate the Premises five (5) business days from the date of Landlord's written notice to Tenant terminating the Lease.

                 (d) Casualty within final six months of Term. Notwithstanding anything to the contrary contained in this Paragraph 9.1, if the Premises or the Building is wholly or partially damaged or destroyed within the final six (6) months of the Term of this Lease, Landlord shall not be required to repair such casualty and either Landlord or Tenant may elect to terminate this Lease.

                 (e) Tenant Improvements and Alterations. If Landlord elects to repair after a casualty in accordance with this Paragraph 9.1, Landlord shall cause Tenant Improvements and Alterations which Landlord has approved, to be repaired and restored at Landlord's sole expense. Landlord shall have no responsibility for any personal property placed or kept in or on the Premises or the Building by Tenant or Tenant's agents, employees, invitees or contractors and Landlord shall not be required to repair any damage to, or make any repairs to or replacements of, Tenant's personal property.

                 (f) Exclusive Remedy. This Paragraph 9.1 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building.

                 (g) Waiver of Subrogation. Landlord and Tenant shall use reasonable efforts to cause each insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

          9.2    EMINENT DOMAIN.

                 (a) Eminent Domain in General. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken or appropriated under the power of eminent domain or condemnation (a "Taking"), either Landlord or Tenant may terminate this Lease and the termination date shall be the date of the Order of Taking, or the date possession is taken by the Taking authority, whichever is earlier. If any part of the Property is the subject of a Taking and such Taking materially affects the normal operation of the Building or Common Areas, Landlord may elect to terminate this Lease. A sale by Landlord under threat of a Taking shall constitute a Taking for the purpose of this Paragraph 9.2. No award for any partial or entire Taking shall be apportioned. Landlord shall receive (subject to the rights of Landlord's mortgagees) and Tenant hereby assigns to Landlord any award which may be made and any other proceeds in connection with such Taking, together with all rights of Tenant to such award or proceeds, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 9.2(a) shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for (i) the taking of Tenant's personal property, or (ii) interruption of or damage to Tenant's business, or (iii) Tenant's moving and relocation costs.

                 (b) Reduction in Base Rent. In the event of a Taking which does not result in a termination of the Lease, Base Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available proceeds or awards from such Taking. Landlord shall not be required to repair or restore any damage to Tenant's personal property or any Alterations.

                 (c) Sole Remedies. This Paragraph 9.2 sets forth Tenant's and Landlord's sole remedies for Taking. Upon termination of this Lease pursuant to this Paragraph 9.2, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

             ARTICLE X   RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

          10.1 SUBORDINATION. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, ground lease or other matters or record ("Senior Interests") which now or at any time hereafter encumber the Property and Tenant shall, within twenty (20) days of Landlord's request, execute and deliver to Landlord such recordable written instruments as shall be necessary to show the subordination of this Lease to such Senior Interests. Notwithstanding the foregoing, if any holder of a Senior Interest succeeds to the interest of Landlord under this Lease, then, at the option of such holder, this Lease shall continue in full force and effect and Tenant shall attorn to such holder and to recognize such holder as its landlord.

          10.2 MORTGAGEE'S CONSENT. No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if any.

                              ARTICLE XI  GENERAL

          11.1 REPRESENTATIONS BY TENANT. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Tenant represents and warrants that those persons executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms, and simultaneously with the execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord.

          11.2 NOTICES. Any notice required or permitted hereunder shall be in writing. Notices shall be addressed to Landlord c/o Managing Agent at Managing Agent's Address and to Tenant at Tenant's Address. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by Federal Express (or other guaranteed one day delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

          11.3 NO WAIVER OR ORAL MODIFICATION. No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default.

          11.4 SEVERABILITY. If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

          11.5 REQUESTS BY TENANT. Tenant shall pay, on demand, all costs incurred by Landlord, including without limitation reasonable attorneys' fees, in connection with any matter requiring Landlord's review or consent or any other requests made by Tenant under this Lease, regardless of whether such request is granted by Landlord.

          11.6   ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS.

                 (a) Estoppel Certificate. Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (v) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as represented by Landlord; and there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against rent.

                 (b) Financial Statements. Tenant shall, without charge therefore, at any time, within ten (10) days following a request by Landlord, deliver to Landlord, or to any other party designated by Landlord, a true and accurate copy of Tenant's most recent financial statements. All requests made by Tenant regarding renewals or expansions must be accompanied by Tenant's most recent financial statements. All requests made by Tenant regarding subleases, or assignments must be accompanied by Tenant's prospective subtenant's and prospective assignee's most recent financial statements.

          11.7 WAIVER OF LIABILITY. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.

          11.8 EXECUTION, PRIOR AGREEMENTS AND NO REPRESENTATIONS. This Lease shall not be binding and enforceable until executed by authorized representatives of Landlord and Tenant. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings, whether written or oral, between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

          11.9 BROKERS. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except Broker. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

          11.10 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

          11.11 APPLICABLE LAW AND LEASE INTERPRETATION. This Lease shall be construed, governed and enforced according to the laws of the state in which the Property is located. In construing this Lease, Paragraph headings are for convenience only and shall be disregarded. Any recitals herein or exhibits attached hereto are hereby incorporated into this Lease by this reference.
Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party.

          11.12 COSTS OF COLLECTION, ENFORCEMENT AND DISPUTES. Tenant shall pay all costs of collection, including reasonable attorneys' fees, incurred by Landlord in connection with any default by Tenant. If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs as part of any award. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

          11.13 HOLDOVER. If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall, at the election of Landlord (i) become a tenant at sufferance only on a month-to-month basis subject to the terms and conditions herein specified, so far as applicable. In either case, Tenant shall pay rent during the holdover period, at a base rental rate equal to twice the Base Rent in effect at the end of the Term, plus the amount of Tenant's Share of Expenses then in effect. Tenant shall also be liable for all damages sustained by Landlord on account of such holding over.

          11.14 FORCE MAJEURE. If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party's reasonable control ("Force Majeure"), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party's financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this Paragraph shall excuse or delay Tenant's obligation to pay any rent or other charges due under this Lease.

          11.15 LIMITATION ON LIABILITY. Landlord, and its partners, directors, officers, shareholders, trustees or benefactors, shall not be liable to Tenant for any damage to loss of personal property in, or to any personal injury occurring in, the Premises, unless such damage, loss or injury is the result of the gross negligence of Landlord or its agents as determined by a final non-appeal judicial proceeding. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In the event of any default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Property.

          11.16 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

          11.17 SECURITY DEPOSIT. Upon the execution and delivery of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held as security for Tenant's performance as herein provided and refunded to the Tenant at the end of the Term subject to the Tenant's satisfactory compliance with the conditions hereof. The Security Deposit may be commingled with other funds of Landlord and no interest shall accrue thereon or be payable by Landlord with respect to the Security Deposit. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount.

          11.18 GUARANTY OF LEASE. If Landlord and Tenant intend for this Lease to be guaranteed by the Guarantor, upon the execution and delivery of this Lease, and as a condition to the effectiveness of this Lease, Tenant shall cause Guarantor, if any, to execute and deliver to Landlord a guaranty in the form attached as Exhibit F. It shall constitute a default under this Lease if any Guarantor fails or refuses, upon reasonable request by Landlord, to give: (i) evidence of the due execution of the guaranty called for by this Lease, (ii) current financial statements of Guarantor as may from time to time be requested by Landlord; (iii) an estoppel certificate, or (iv) written confirmation that the guaranty is still in effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, which includes the cover sheet, the foregoing Standard Provisions, Additional Provisions, if any, and Exhibits attached to this Lease, with the intent that each of the parties shall be legally bound thereby and that this Lease shall become effective as of the Date of Lease.

                           LANDLORD:

                           NEW ENGLAND MUTUAL LIFE INSURANCE
                           COMPANY, a Massachusetts corporation

                           By:    Boylston Capital Advisors, Inc.,
                                  asset manager and advisor hereunto
                                  duly authorized


                           By:    /s/ BRUCE R. HARTLEIN
                                  -------------------------------------------
                           Name:  BRUCE R. HARTLEIN
                                  -------------------------------------------
                           Title:
                                  -------------------------------------------
                           Date:  July 14, 1993
                                  -------------------------------------------
                                  Vice President
                                  Boylston Capital Advisors


                           TENANT:

                           MLC GROUP, INC.
                           --------------------------------------------------
                           a Virginia corporation
                           --------------------------------------------------


                           By:    /s/ BRUCE BOWEN
                                  -------------------------------------------
                           Name:  BRUCE BOWEN
                                  -------------------------------------------
                           Title: PRESIDENT
                                  -------------------------------------------
                           Date:  7/12/93
                                  -------------------------------------------

                                    GLOSSARY

TERM                                                             PARAGRAPH IN WHICH
                                                                 DEFINITION APPEARS
ADA                                                                      7.8
Additional Provisions                                                 Part III
Alterations                                                              5.1
Base Rent                                                            Cover Sheet
Base Year                                                                3.2
Base Year Operating Expenses                                             3.2
Base Year Taxes                                                          3.2
Broker(s)                                                            Cover Sheet
Building                                                             Cover Sheet
Capital Costs                                                            3.2
Commencement Date                                                        2.2
Common Areas                                                             1.2
Comparison Year                                                          3.2
Comparison Year Operating Expenses                                       3.2
Comparison Year Taxes                                                    3.2
Damage Notice                                                            9.1
Date of Lease                                                        Cover Sheet
Force Majeure                                                           11.14
Guarantor(s)                                                         Cover Sheet
Hazardous Materials                                                      7.7
Landlord                                                             Cover Sheet
Landlord's Lien                                                          5.2
Laws                                                                     5.1
Lease Year                                                               3.2
Managing Agent                                                       Cover Sheet
Managing Agent's Address                                             Cover Sheet
Notice                                                                   2.2
Operating Expenses                                                       3.2
Permitted Uses                                                       Cover Sheet
Premises                                                             Cover Sheet
Property                                                             Cover Sheet
Public Liability Insurance Amount                                    Cover Sheet
Repair Period                                                            9.1
Scheduled Commencement Date                                          Cover Sheet
Security Deposit                                                     Cover Sheet
Senior Interests                                                        10.1
Taxes                                                                    3.2
Tenant                                                               Cover Sheet
Tenant Improvements                                                      4.1
Tenant's Address                                                     Cover Sheet
Tenant's Percentage                                                  Cover Sheet
Tenant's Share of Expenses                                               3.2
Term                                                                 Cover Sheet

                         PART III ADDITIONAL PROVISIONS

         The following provisions ("Additional Provisions") identified below and attached and/or set forth below are included as part of he Lease between Landlord and Tenant. Capitalized terms used in any of the Additional Provisions and not otherwise defined shall have the meanings given such terms in Part I and Part II of this Lease. Unless express reference is made to a provision in
Part I and Part II of this Lease for the purpose of modifying such provision, in the event of any conflict between the Additional Provisions and the provisions of Part I and Part II of this Lease, the provisions contained in Parts I and II shall control.

1.       The following is added to Paragraph 1.2

         Tenant shall be entitled, free of charge for the term of the Lease, fifteen (15) non-reserved parking spaces as identified per separate letter.

2.       The following is added to Paragraph 11.17

         Security Deposit. Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord by means of certified funds, a check in the amount of Nine Thousand Thirty Four Dollars and NO/1OOTHS ($9,034.00), which shall be held as security for Tenant's performance, provided under the terms of this Lease, and provided Tenant is not in default, will be refunded to Tenant at the end of the Term. In addition, Landlord agrees to credit to Tenants past security deposit in the amount of One Thousand Eight Hundred Fifty Three and 92/100 Dollars ($1,853.92). Total cash security will then total $10,887.92. The cash security deposit may be commingled with other funds of Landlord and no interest shall accrue thereon or be payable by Landlord with respect thereto. If all or any part of the security deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the security deposit to its original amount.

3.       The following is added to Paragraph 4.5

         Moving Allowance. Landlord shall pay to Tenant $4,517.00 to reimburse Tenant for costs in connection with taking occupancy of the Premises. The payment shall be made by Landlord within fifteen (15) days after the Commencement Date and return by Tenant to Landlord of the Notice described in Paragraph 2.2.

4.       The following is added as Paragraph 12.1

         Early Termination. Tenant shall have a one-time right to terminate the Lease at the end of the thirty-sixth (36th) month of the Term, provided that (i) Tenant shall not be in default under any of the terms of this Lease, beyond applicable cure periods, (ii) Tenant shall not have assigned or sublet the Premises in whole or in part, and (iii) Tenant give to Landlord ninety (90) days advance written notice of its intention to terminate the Lease. In the event Tenant elects to exercise this Early Termination Fee of Thirty Two Thousand Three Hundred Sixty Nine Dollars and Fifty Cents ($32,369.50). The Early Termination fee shall be paid to Landlord at the time Tenant provides notice to Landlord of its exercise of this Early Termination option.





            [INITIALS]                                                [INITIALS]
- -------------------------------------------                 ---------------------------------------------------
         LANDLORD'S INITIALS                                        TENANT'S INITIALS

5. Right of First Offer to Lease Additional Space. Subject to the terms and conditions hereof, Landlord hereby grants to Tenant a right of offer to lease (the "Offer Right") the space known as Suite 160, and furthermore shown on Exhibit A-1, of the Building (the "Offer Space") if the Offer Space becomes available for occupancy before the second (2nd) anniversary of the Commencement Date of this Lease. The term of any lease of Offer Space leased pursuant to this provision shall end on the last day of the Term of this Lease. One time during the first year of the Term and one time during the second year of the Term, Landlord shall send Tenant a notice if the Offer Space is available and Landlord desires to lease the Offer Space at that time. Landlord's notice shall indicate the specific terms and conditions, including rent, upon which Landlord desires to lease such Offer Space (the "Proposed Terms"). Tenant shall have ten (10) days subsequent to the date of receipt (the "Offer Date") by Tenant of notice from Landlord in which to exercise its option to lease the Offer Space on the Proposed Terms.

         In the event Tenant does not, within such ten (10) day period, accept the offer on the Proposed Terms, Landlord shall be free to lease such Offer Space to any third party without having to offer such space to Tenant. Notwithstanding the foregoing, Tenant's right to accept any offer hereunder and to lease the Offer Space is subject to the additional conditions precedent that at the time Tenant exercises its right to lease the Offer Space and a the time the lease for the Offer Space commences (i) No other party has elected to exercise its prior right of first offer, if any, to lease the Offer Space, (ii) Tenant shall not be in default under this Lease beyond any applicable grace or cure periods, and (iii) Tenant shall not have sublet the Premises or assigned this Lease.





            [INITIALS]                                                 [INITIALS]
- -------------------------------------------                 ---------------------------------------------------
         LANDLORD'S INITIALS                                        TENANT'S INITIALS

                               PART IV   EXHIBITS

                                   EXHIBIT A

                                    PREMISES



     Attach a copy of the Floor Plan showing the location of the Premises.

                                  [EXHIBIT A]

                         [Diagram Showing Office Space]

                           EXHIBIT A-1 "OFFER SPACE"

                         [Diagram Showing Offer Space]

                                   EXHIBIT B


ALL THAT CERTAIN PROPERTY LOCATED IN FAIRFAX COUNTY, VIRGINIA:

Block One (1), Section 927, Reston, as the same is duly dedicated, platted and recorded in Deed Book 5457 at Page 1841, among the land records of Fairfax County, Virginia.

Being the same property as shown on an unrecorded site plan survey by Eugene C. Dorn, Land Surveyor, entitled "RESTON - Section 927, Book 1, Post Trail Office Park", dated April 14, 1986.

                                   EXHIBIT C

                           NOTICE OF LEASE TERM DATES

[Tenant]
Date:                                                                    12/2/93

MLC Group, Inc.
11150 Sunset Hills Road
Reston, Virginia  22090

Re: Lease dated July 14, 1993 between New England Mutual Life Insurance Company, Landlord, and MLC Group, Inc., Tenant, (the "Lease") concerning the Premises (as defined in the Lease) located at 11150 Sunset Hills Road, Reston, Virginia (the "Lease").

Ladies and Gentlemen:

         In accordance with the Lease, please confirm the following by signing below.

                 1. The Premises have been accepted by the Tenant as being substantially complete in accordance with the Lease, and there is no deficiency in construction.

                 2. The Tenant has possession of the Premises. The Commencement Date of the Lease is November 20, 1993 and the Term shall end on November 19, 1998.

                 Your rent checks should be made payable to The New England Mutual Life Insurance Company [Managing Agent].

AGREED AND ACCEPTED

[Tenant]                                                    [Managing Agent]

         MLC GROUP INC.                                     THE CAREY WINSTON COMPANY
- -------------------------------------------                 -------------------------------------------
a                                                           AGENT FOR THE NEW ENGLAND
  -----------------------------------------                 -------------------------------------------
                                                            MUTUAL LIFE INS. CO.
By:   /s/ BRUCE BOWEN                                       -------------------------------------------
   ----------------------------------------                   [SIG]
     Its    BRUCE BOWEN                                     -------------------------------------------
        -------------------------------------------         PROPERTY MANAGEMENT
            PRESIDENT                                       -------------------------------------------

                                   EXHIBIT D

                              TENANT IMPROVEMENTS


         Landlord shall pay all costs (including, without limitation, all engineering, demolition and construction costs and all architectural fees and permitting expenses) associated with the following improvements ("Tenant Improvements"): painting, carpeting or other improvements to the Premises in an amount up to $11.07 per square feet of space within the Premises, or in the aggregate up to $50,000.00 (the "Tenant Allowance"). If the costs of making the Tenant Improvements is greater than the Tenant Allowance, the funds expanded by Landlord in excess of the Tenant Allowance shall be additional rent and shall be payable by Tenant immediately upon receipt of Landlord's invoice therefor.

         Landlord shall control the construction of the Tenant Improvements and shall solicit bids from contractor to complete the work. Tenant may recommend a contractor to do the work and Landlord shall solicit a bid from such contractor in the same manner and on the same terms as Landlord solicits bids from other contractors. Landlord agree to consider the bid submitted by Tenant's contractor pursuant to the same criteria used to review other bids submitted. Landlord shall have full discretion to select the contractor for the Tenant Improvements, and shall not be obligated to select Tenant's designated contractor.





            [INITIALS]                                                 [INITIALS]
- -------------------------------------------                 ---------------------------------------------------
         LANDLORD'S INITIALS                                        TENANT'S INITIALS

                                   EXHIBIT E

                             RULES AND REGULATIONS


1. The requirements of Tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

2. Tenants, their clerks or employees, agents, visitors or licensees shall at no time bring or keep upon their premises any inflammable, combustible or explosive fluid, chemical or substance, except ordinary cleaning supplies, without written consent of Landlord.

3. No animals or birds shall be kept in the Building, and the use of premises as sleeping quarter is absolutely prohibited.

4. Canvassing, soliciting and peddling is prohibited and each Tenant shall cooperate to prevent the same.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of its premises or the Building without the written consent of Landlord. In the event of Tenant's violation of this Rule, Landlord may without liability remove same, and may charge the expense incurred in such removal to the Tenant violating this Rule. Corridor signs on doors shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of Landlord, all shall be of a size, color, and style acceptable to Landlord. A building directory will be placed in the first floor lobby by Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a high- quality office building and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

6. If a Tenant desires telegraphic or telephonic connections, or the installation of any other electric wiring which will be installed at Tenants expense, the Landlord will, upon receiving a written request from Tenant, direct the electricians as to where and how the wires are to be introduced and run, and without such directions no boring, cutting or installation or wires will be permitted. No Tenant shall install any radio or television antenna connected to the Building, either inside or outside its premises.

7. No furniture or other material shall be moved into or out of the Building without first notifying the superintendent, and the moving thereof shall be under his direction and control. In order to minimize inconvenience to other Tenants, safes, furniture, boxes or other bulky articles shall be delivered into a Tenant's premises only with the written consent of Landlord, and then only by such means as Landlord may in writing direct. Safes and other heavy articles shall be placed by Tenant in such places only as are first approved in writing by Landlord, and any damage done to the Building or to Tenants or to other persons by taking safes or other heavy articles in or out of the premises or the Building from overloading a floor, or in any other manner, shall be paid for by the Tenant causing such damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

8. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be installed and maintained by Tenants at their expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibrations.

9. No hand trucks shall be used in any space, or in the public halls of the Building except those equipped with pneumatic rubber tires and side guards.

10. Automatic elevator service shall be furnished regularly by Landlord on business days, daily from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 2:00 p.m., and an elevator shall be subject to call at all other reasonable times. Heat and air conditioning will be furnished by Landlord when as required, daily from 8:00 a.m. to 6:00 p.m., Saturday from 9:00 a.m. to 1:00 p.m.

11. Landlord shall furnish janitor services in the premises. No person shall be employed by any Tenant to do janitor work in its premises, and no persons, other than the janitors of the Building shall clean the premises, unless Landlord shall consent thereto. Any person employed by a Tenant, with Landlord's consent as aforesaid, to do janitor work shall, while in the Building, and outside of the premises, but subject to, and under the control and direction of, the superintendent of the Building (but no as agent or servant said superintendent or of the Landlord).

12. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by Landlord. Each Tenant shall be responsible for all person for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

13.      Landlord and its Agent reserve the following rights:

         a. during the last ninety (90) days of the term of any lease, if during or prior to that time Tenant vacates the premises, to decorate, remodel, repair, alter or otherwise prepare the premises for re-occupancy;

         b.      to have pass keys to the premises;

         c. to change the name by which the Building is commonly known and/or its mail address at any time;

         d. to enter upon the premises and exercises any or all of the foregoing rights hereby served without being deemed guilty of any eviction or disturbance of a Tenant's use possession and without being liable in any manner to any Tenant;

         e. to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the premises or the Building, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon all Tenants with the same force and effect as they had been inserted herein at the time of the execution hereof.